Exhibit 21
                   Subsidiary of Agouron Pharmaceuticals, Inc.




        Subsidiary                       %                         State of
        Corporation                    Owned                     Incorporation
     ------------------                -----                     -------------

     Alanex Corporation                 100%                       Delaware